Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 969-3755
tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS SECOND QUARTER RESULTS

Per Share Net Income of $0.20 and Normalized FFO of $0.31

Acquisitions of $3.4 Billion Represents Year-to-Date Growth of 37%

Additional Acquisitions in Second Half of 2019 Expected

Birmingham, AL – August 1, 2019 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the second quarter ended June 30, 2019 and recent highlights.

“Our over-achievement of MPT’s 2019 acquisitions goal only half-way through the year demonstrates that we are in the early stages of a rapidly expanding global market for hospital real estate,” said Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer. “Even though we have announced completed and pending transactions totaling $3.4 billion, a 37% year-to-date growth rate, we expect that this market will continue to offer further acquisition opportunities during the remainder of this year and beyond,” continued Aldag.

“In the capital markets, our cost of equity and debt capital continues to decline as a result of MPT’s strong balance sheet, diversified portfolio and increased scale. Recent highly successful equity and debt offerings resulted in net proceeds to the Company of approximately $858 million and $885 million, respectively. Our $900 million offering of senior notes priced with a historically low coupon of 4.625%. This strong execution in the capital markets supports our future growth and the continuation of our strongly accretive acquisitions.”

SECOND QUARTER AND RECENT HIGHLIGHTS

•	Net income of $0.20 and Normalized Funds from Operations (“NFFO”) of $0.31 in the second quarter both on a per diluted share basis;

Previously announced transactions and capital markets activities in the second quarter and more recently include the following:

•	Completed or announced binding agreements to make $3.4 billion of highly and immediately accretive investments in hospital real estate with outstanding characteristics:

–	Approximate 8.0% blended GAAP rate for all 2019 year-to-date transactions;

–	Established new relationships with 6 high-quality hospital operators each offering expanding growth opportunities;

–	Highly-sought operators are leaders in their respective markets throughout the U.S., Australia, Switzerland and the UK;

–	7 countries now represented in MPT’s portfolio with the additions of Australia and Switzerland;

–	333 total properties with the addition of 58 facilities in 2019 year-to-date;

–	Expanded behavioral and investment grade-rated, not-for-profit service lines.

•	Issued 51.75 million shares of common stock (including underwriters’ overallotment) for net proceeds of approximately $858.1 million to partially fund investment in Prospect portfolio;

•

Issued $900 million of 4.625% senior notes due 2029 at an issue price of 99.5% of par value from an upsized public offering with net proceeds of approximately $885.0 million to partially fund investment in Prospect portfolio and the remaining net proceeds to be used for general corporate purposes;

•

S&P Global Ratings revised its outlook to stable from negative on July 16 affirming their BB+ ratings on the Company and its operating partnership, MPT Operating Partnership L.P. and BBB- issue-level rating on MPT’s senior unsecured notes.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to NFFO, all on a basis comparable to 2018 results. In addition, a reconciliation of pro forma total gross assets to total assets is included in the financial tables accompanying this press release.

PORTFOLIO UPDATE

Including all 2019 year-to-date transactions that have closed or are pending the Company has reduced its exposure to its largest tenant, Steward Health Care by 23% to approximately 30%, down from 40% as of December 31, 2018. MPT’s exposure to its top two tenants has been reduced by 17% to approximately 42%, down from 51%. This reduction in tenant concentration is the result of the Company adding 6 new high-quality operators to its portfolio thus far in 2019 bringing the current number of operators to 36.

Acute care hospitals as a percentage of MPT’s total portfolio has increased by 15% to 81%, up from 71% as of December 31, 2018. As a percentage of the Company’s U.S. portfolio acute care hospitals have increased by 3% to 86%, up from 84%.

The Company has pro forma (including Prospect and Ramsay) total gross assets of approximately $13.0 billion, including $10.5 billion in general acute care hospitals, $1.6 billion in inpatient rehabilitation hospitals, and $0.3 billion in long-term acute care hospitals. This pro forma portfolio includes 333 properties representing more than 37,500 licensed beds in 30 U.S. states and in Germany, the United Kingdom, Switzerland, Italy, Spain and Australia.

OPERATING RESULTS AND OUTLOOK

Net income for the second quarter of 2019 was $79.4 million (or $0.20 per diluted share), compared to $111.6 million (or $0.30 per diluted share) in the second quarter of 2018.

NFFO for the second quarter of 2019 was $120.9 million compared to $129.9 million in the second quarter of 2018. Per share NFFO was $0.31 per diluted share in the second quarter of 2019, compared to $0.36 per diluted share in the second quarter of 2018.

The Company expects an annual run-rate of $1.10 to $1.12 per diluted share for net income and $1.56 to $1.58 per diluted share for NFFO based on year-to-date transactions in 2019.

A reconciliation of NFFO guidance to net income is included with the financial tables accompanying this press release.

These estimates do not include the effects, if any, of unexpected real estate operating costs, changes in accounting pronouncements, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates may change if the Company acquires or sells assets in amounts that are different from estimates, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from our equity investments vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, August 1, 2019 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended June 30, 2019. The dial-in numbers for the conference call are 844-535-3969 (U.S.) and 409-937-8903 (International); both numbers require passcode 2572988. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through August 15, 2019. Dial-in numbers for the replay are 855-859-2056 and 404-537-3406 for U.S. and International callers, respectively. The replay passcode for both U.S. and International callers is 2572988.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to acquire and develop net-leased hospital facilities. The Company’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of pending transactions, including Prospect and Ramsay investments; annual run-rate net income and NFFO per share; the amount of acquisitions of healthcare real estate, if any; results from potential sales and joint venture arrangements, if any; capital markets conditions; estimated leverage metrics; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in equity investments and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

# # #

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	June 30, 2019	December 31, 2018
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$6,552,944	$5,268,459
Mortgage loans	1,216,442	1,213,322
Net investment in direct financing leases	686,599	684,053

Gross investment in real estate assets	8,455,985	7,165,834
Accumulated depreciation and amortization	(531,880)	(464,984)

Net investment in real estate assets	7,924,105	6,700,850

Cash and cash equivalents	451,652	820,868
Interest and rent receivables	24,103	25,855
Straight-line rent receivables	268,901	220,848
Equity investments	799,058	520,058
Other loans	370,631	373,198
Other assets	284,761	181,966

Total Assets	$10,123,211	$8,843,643

Liabilities and Equity
Liabilities
Debt, net	$4,878,310	$4,037,389
Accounts payable and accrued expenses	192,948	204,325
Deferred revenue	10,449	13,467
Obligations to tenants and other lease liabilities	117,869	27,524

Total Liabilities	5,199,576	4,282,705
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 500,000 shares; issued and outstanding - 394,425 shares at June 30, 2019 and 370,637 shares at December 31, 2018	394	371
Additional paid-in capital	4,855,310	4,442,948
Retained earnings	121,772	162,768
Accumulated other comprehensive loss	(66,530)	(58,202)
Treasury shares, at cost	(777)	(777)

Total Medical Properties Trust, Inc. Stockholders’ Equity	4,910,169	4,547,108
Non-controlling interests	13,466	13,830

Total Equity	4,923,635	4,560,938

Total Liabilities and Equity	$10,123,211	$8,843,643

(A) Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues
Rent billed	$110,882	$122,827	$219,480	$250,838
Straight-line rent	25,136	15,073	45,787	30,864
Income from direct financing leases	17,386	18,934	34,666	36,615
Interest and other income	39,145	45,068	73,070	88,631

Total revenues	192,549	201,902	373,003	406,948
Expenses
Interest	52,326	58,126	102,877	115,149
Real estate depreciation and amortization	33,976	34,466	67,328	70,268
Property-related (A)	8,290	1,920	11,356	4,104
General and administrative	22,272	19,552	45,723	37,370
Acquisition costs	—	411	—	411

Total expenses	116,864	114,475	227,284	227,302
Other income (expense)
(Loss) gain on sale of real estate, net	(147)	24,151	(147)	25,618
Earnings from equity interests	4,441	4,155	8,161	7,426
Other	(333)	(2,153)	(129)	(6,892)

Total other income	3,961	26,153	7,885	26,152

Income before income tax	79,646	113,580	153,604	205,798
Income tax benefit (expense)	274	(1,563)	2,607	(2,738)

Net income	79,920	112,017	156,211	203,060
Net income attributable to non-controlling interests	(482)	(450)	(951)	(892)

Net income attributable to MPT common stockholders	$79,438	$111,567	$155,260	$202,168

Earnings per common share - basic and diluted:
Net income attributable to MPT common stockholders	$0.20	$0.30	$0.40	$0.55

Weighted average shares outstanding - basic	394,574	364,897	387,563	364,889
Weighted average shares outstanding - diluted	395,692	365,541	388,683	365,442
Dividends declared per common share	$0.25	$0.25	$0.50	$0.50

(A) Includes $6.4 million and $7.7 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three and six months ended June 30, 2019, respectively. These costs are required to be presented on a gross basis (with offset included in Interest and other income), following our adoption of the new lease accounting standard on January 1, 2019. We presented similar items in the prior year on a net basis.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
FFO information:
Net income attributable to MPT common stockholders	$79,438	$111,567	$155,260	$202,168
Participating securities’ share in earnings	(446)	(323)	(922)	(518)

Net income, less participating securities’ share in earnings	$78,992	$111,244	$154,338	$201,650
Depreciation and amortization	40,407	35,156	80,261	71,673
Loss (gain) on sale of real estate, net	147	(24,151)	147	(25,618)

Funds from operations	$119,546	$122,249	$234,746	$247,705

Write-off of straight-line rent and other, net of tax benefit	406	7,235	3,002	13,294
Unutilized financing fees	914	—	914	—
Acquisition costs, net of tax benefit	—	411	—	411

Normalized funds from operations	$120,866	$129,895	$238,662	$261,410

Share-based compensation	6,317	4,869	13,032	6,725
Debt costs amortization	2,188	1,802	4,255	3,591
Straight-line rent revenue and other	(29,508)	(24,376)	(57,558)	(47,801)

Adjusted funds from operations	$99,863	$112,190	$198,391	$223,925

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.20	$0.30	$0.40	$0.55
Depreciation and amortization	0.10	0.10	0.20	0.20
Loss (gain) on sale of real estate, net	—	(0.07)	—	(0.07)

Funds from operations	$0.30	$0.33	$0.60	$0.68
Write-off of straight-line rent and other, net of tax benefit	—	0.03	0.01	0.03
Unutilized financing fees	0.01	—	—	—
Acquisition costs, net of tax benefit	—	—	—	—

Normalized funds from operations	$0.31	$0.36	$0.61	$0.71
Share-based compensation	0.02	0.01	0.03	0.02
Debt costs amortization	—	0.01	0.01	0.01
Straight-line rent revenue and other	(0.08)	(0.07)	(0.14)	(0.13)

Adjusted funds from operations	$0.25	$0.31	$0.51	$0.61

Notes:

(A) Certain line items above (such as real estate depreciation) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with the activity of all of our equity interests in the “Earnings from equity interests” line on the consolidated statements of income.

(B) Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Annual Run-Rate Guidance Reconciliation

(Unaudited)

	Annual Run-Rate Guidance - Per Share(1)
	Low	High
Net income attributable to MPT common stockholders	$1.10	$1.12
Participating securities’ share in earnings	—	—

Net income, less participating securities’ share in earnings	$1.10	$1.12
Depreciation and amortization	0.45	0.45

Funds from operations	$1.55	$1.57
Other adjustments	0.01	0.01

Normalized funds from operations	$1.56	$1.58

(1)

The guidance is based on current expectations and actual results or future events may differ materially from those expressed in this table, which is a forward-looking statement within the meaning of the federal securities laws. Please refer to the forward-looking statement included in this press release and our filings with the Securities and Exchange Commission for a discussion of risk factors that affect our performance.

Pro Forma Total Gross Assets

(Unaudited)

June 30, 2019
Total Assets	$10,123,211
Add:
Binding real estate commitments on new investments(2)	1,990,551
Unfunded amounts on development deals and commenced capital improvement projects(3)	209,986
Accumulated depreciation and amortization	531,880
Incremental gross assets of our joint ventures(4)	549,980
Less:
Cash and cash equivalents	(451,652)

Pro Forma Total Gross Assets(5)	$12,953,956

(2)	Reflects a commitment to invest in 16 facilities in the United States and eight facilities in the United Kingdom.
(3)	Includes $60.2 million unfunded amounts on ongoing development projects and $149.8 million unfunded amounts on capital improvement projects and development projects that have commenced rent.
(4)	Adjustment needed to reflect our share of our joint ventures’ gross assets.
(5)

Pro forma total gross assets is total assets before accumulated depreciation/amortization, assumes all real estate binding commitments on new investments and unfunded amounts on development deals and commenced capital improvement projects are fully funded, and assumes cash on hand is fully used in these transactions. We believe pro forma total gross assets is useful to investors as it provides a more current view of our portfolio and allows for a better understanding of our concentration levels as our binding commitments close and our other commitments are fully funded.